UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2021

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway Suite 2500 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2021, Marker Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the several underwriters named on Schedule I thereto (the “Underwriters”), to issue and sell 28,572,000 shares of common stock of the Company (the “Shares”) in an underwritten public offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-232122) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”).  The offering price to the public is $1.75 per Share.  In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 4,285,800 shares of common stock (the “Option”), which such option was partially exercised with respect to 3,710,857 Shares.  The Company estimates that the gross proceeds from the Offering will be approximately $56.5 million, before deducting underwriting discounts and commissions and estimated offering expenses. The Offering closed on March 16, 2021.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Cooley LLP as to the legality of the Shares (including the Option) to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2021, the Company updated its corporate presentation for use in meetings with investors, analysts and others. The presentation is available through the Company’s website and a copy is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 8.01.	Other Events.

On March 12, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 11, 2021
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Corporate Presentation, dated March 2021
99.2	Press Release, dated March 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: March 16, 2021	By:	/s/ Anthony Kim
Anthony Kim
Chief Financial Officer